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                                                                    Exhibit 23.1




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                       ___________________________________

We consent to the inclusion in the Boston Capital Real Estate Investment Trust, Inc. Registration Statement on Form S-11 (Registration No. 333-108426) of the following:

  - Our report dated March 9, 2004 (except for Note D as to which the date is September 1, 2004) on the audited Consolidated Financial Statements of Boston Capital Real Estate Investment Trust, Inc. as of December 31, 2003 and for the period from May 15, 2003 (inception) through December 31, 2003;

  -  Our report dated March 9, 2004 on the audited Consolidated
     Financial Statements of BCMR Seattle, Inc. as of May 15, 2003 (cessation) and December 31, 2002 and for the period from January 1, 2003 through May 15, 2003 and for the period from November 1, 2002 (inception) through December 31, 2002;

  -  Our report dated August 23, 2004 on the audited Consolidated
     Financial Statements of BC-GFS, LLC as of December 31, 2002 and for the period December 16, 2002 (inception) through December 31, 2002.

  - Our report dated August 23, 2004 on the audited Combined Financial Statements of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments "The Communities" as of
     December 15, 2002 and for the period January 1, 2002 through
     December 15, 2002.

  -  Our report dated September 1, 2004 on the audited Combined
     Statement of Gross Income and Direct Operating Expenses of Boulder Creek Apartments, Bridge Creek Apartments, and Settler's Point Apartments "The Communities" for the year ended December 31, 2002.

  -  Our report dated September 1, 2004 on the audited Combined
     Statement of Gross Income and Direct Operating Expenses of Bay Pointe Apartments, Oaks at Timuquana Apartments, and Spicewood Springs Apartments "The Communities" for the year ended December 31, 2002.

  - Our report dated August 23, 2004 on the audited Combined Financial Statements of Alderwood Park Apartments, Ridgegate Apartments, Ridgetop Apartments, and Wellington Apartments "The Communities" as of
     December 31, 2001 and for the year then ended.

We also consent to the reference to our firm under the caption "Experts."

                                       /s/ REZNICK FEDDER & SILVERMAN
Bethesda, Maryland
September 10 , 2004